                                                           EXHIBIT 4.25

                                AMENDMENT NO. 2
                                     TO THE
                              TERM LOAN AGREEMENT
                                      AND
                                AMENDMENT NO. 1
                                     TO THE
                           REVOLVING CREDIT AGREEMENT


        Amendment (the "Amendment"), dated as of September __, 1995, among WAXMAN USA INC. (the "Company"), BARNETT INC., WAXMAN CONSUMER PRODUCTS GROUP INC. and WOC INC. (the "Borrowers"), each a Delaware corporation; the financial institutions listed on the signature pages hereof as a "Term Loan Lender" (each individually a "Term Loan Lender" and collectively the "Term Loan Lenders"); the financial institutions listed on the signature pages hereof as a "Revolving Credit Lender" (each individually a "Revolving Credit Lender" and collectively the "Revolving Credit Lenders" and, together with the Term Loan Lenders, the "Lenders"); CITIBANK, N.A. ("Citibank"), as agent for the Term Loan Lenders (in such capacity, the "Term Loan Agent"); and CITICORP USA, INC., as agent for the Revolving Credit Lenders (in such capacity, the "Revolving Credit Agent" and, together with the Term Loan Agent, collectively, the "Agent").

                              W I T N E S S E T H

        WHEREAS, the Company, the Borrowers, the Term Loan Lenders and the Term Loan Agent have entered into a TERM LOAN CREDIT AGREEMENT, dated as of May 20, 1994 (as such agreement may be amended, modified, extended or refinanced from time to time) (the "Term Loan Credit Agreement");

        WHEREAS, the Company, the Borrowers, the Revolving Credit Lenders and the Revolving Credit Agent have entered into a REVOLVING CREDIT AGREEMENT, dated as of May 20, 1994 (as such agreement may be amended, modified, extended or refinanced from time to time) (the "Revolving Credit Agreement" and, together with the Term Loan Credit Agreement, the "Credit Agreements");

        WHEREAS, the Company and the Borrower have requested that the Lenders amend Article V of the Credit Agreements;



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        NOW THEREFORE, in consideration of the premises and the covenants and the agreements contained herein, the parties hereto agree as follows:

        Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Credit Agreements. Unless otherwise indicated, references herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit, or Schedule to, or Article, Section or subsection in the Credit Agreements.

        Section 2. Amendment. On the terms and subject to the conditions set forth herein, the Lenders, at the request of the Company, hereby amend the Credit Agreements as follows:

        (a) The definition of "Trigger Event" is hereby amended by amending the schedule set forth therein for the following Fiscal Quarters to read as follows:

        September 30, 1995              1.30
        December 31, 1995               1.30
        March 31, 1996                  1.40
        June 30, 1996                   1.50

        (b) Article V is hereby amended by deleting ARTICLE V and replacing it with the following:

                                  "ARTICLE V"

                              FINANCIAL COVENANTS

                From and after the Closing Date and as long as any of the Obligations or Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing, the Company and each Borrower agree with the Lenders and the Agent that (it being understood that for the period from April 1, 1995 through March 31, 1996, all non-recurring charges or reserves taken by the Company and its Subsidiaries in connection either with the restructuring of Waxman Consumer
        Products Group, Inc. or the sale of Waxman Consumer Products Group, Inc. should not be included for purposes of determining whether a breach has occurred pursuant to this Article V; it being further under-stood that this shall not be deemed a consent to any such sale or restructuring):



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        5.1.  MAXIMUM LEVERAGE RATIO.  The Company shall maintain at the end of each Fiscal Quarter set forth below on a consolidated basis, a ratio of
(a) Total Liabilities to (b) EBITDA for the 12 months then ending (or in the case of the Fiscal Quarter ending June 30, 1994, the product of four and EBITDA for the three months then ending or in the case of the Fiscal Quarter ending September 30, 1994, the product of two and EBITDA for the six months then ending or, in the case of the Fiscal Quarter ending December 31, 1994, the product of 1.333 and EBITDA for the nine months then ending) not in excess of the ratio set forth below opposite such Fiscal Quarter.

For the
Fiscal Quarter Ending on                Maximum Ratio
------------------------                -------------
June 30, 1994                                7.0
September 30, 1994                           7.0
December 31, 1994                            7.0

March 31, 1995                               7.0
June 30, 1995                                6.5
September 30, 1995                           6.0
December 31, 1995                            6.0
March 31, 1996                               5.6
June 30, 1996 and thereafter                 5.6


        5.2 FIXED CHARGE COVERAGE RATIO. The Company shall maintain at the end of each Fiscal Quarter set forth below, a ratio of (a) EBITDA less Capital Expenditures (other than in respect of Capitalized Leases) less income taxes paid to (b) Fixed Charges, in each case determined on the basis of the four Fiscal Quarters ending on the date of determination (except that (i) in the case of the Fiscal Quarter ending June 30, 1994, such determination shall be made based on the three months then ending, (ii) in the case of the Fiscal Quarter ending September 30, 1994, such determination shall be made based on the six months then ending, and (iii) in the case of the Fiscal Quarter ending December 31, 1994, such determination shall be based on the nine months then ending), not less than the ratio set forth below opposite such Fiscal Quarter:


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

For the
Fiscal Quarter Ending on                Minimum Ratio
------------------------                -------------
June 30, 1994                               1.05
September 30, 1994                          1.10
December 31, 1994                           1.10

March 31, 1995                              1.05
June 30, 1995                               1.05
September 30, 1995                          0.95
December 31, 1995                           0.90

March 31, 1996                              0.95
June 30, 1996                               1.00
September 30, 1996                          1.00
December 31, 1996                           1.00

March 31, 1997                              1.00
June 30, 1997 and thereafter                1.30


        5.3 MAINTENANCE OF ADJUSTED NET WORTH. The Company shall maintain at the end of each month set forth below an Adjusted Net Worth of not less than the minimum amount set forth below for such month (it being understood that (13,000,000) is less than (11,000,000)):

For each                                Minimum Adjusted
Fiscal Quarter Ending on                Net Worth
------------------------                ----------------
June 30, 1994                             $20,000,000
September 30, 1994                         20,600,000
December 31, 1994                          21,250,000

March 31, 1995                             22,000,000
June 30, 1995                              33,000,000
September 30, 1995                         36,000,000
December 31, 1995                          41,500,000

March 31, 1996                             46,500,000
June 30, 1996 and thereafter               52,000,000



        5.4 CAPITAL EXPENDITURES. The Borrowers shall not permit any Capital Expenditures the result of which is that the Capital Expenditures for the period from December 31, 1993 until such date is in excess of the maximum amount set forth below for such Fiscal Quarter in which such date falls:


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

                                        Maximum Amount of
Fiscal Quarter Ending on                Capital Expenditures
------------------------                --------------------
June 30, 1994                                     $1,750,000
September 30, 1994                                 2,750,000
December 31, 1994                                  3,750,000

March 31, 1995                                     4,750,000
June 30, 1995                                      5,600,000
September 30, 1995                                 6,200,000
December 31, 1995                                  7,500,000

March 31, 1996                                     8,200,000
June 30, 1996                                      9,000,000
September 30, 1996                                 9,200,000
December 31, 1996                                  9,400,000

March 31, 1997                                    10,000,000
June 30, 1997                                     10,600,000
September 30, 1997                                11,200,000
December 31, 1997                                 11,800,000

March 31, 1998                                    12,500,000

        5.5. EBITDA to Total Cash Interest Ratio. The Company shall maintain at the end of each Fiscal Quarter set forth below a ratio of EBITDA to Cash
Interest Expense, in each case determined based on the four Fiscal Quarters ending on the date of determination (except that (i) in the case of the Fiscal Quarter ending June 30, 1994, such determination shall be made based on the three months then ending, (ii) in the case of the Fiscal Quarter ending September 30, 1994, such determination shall be made based on the six months then ending, and (iii) in the case of the Fiscal Quarter ending December 31, 1994, such determination shall be based on the nine months then ending) of not less than the ratio set forth below for such Fiscal Quarter:


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

For each Fiscal Quarter
Ending on                               Minimum Ratio
------------------------                -------------
June 30, 1994                                1.25
September 30, 1994                           1.30
December 31, 1994                            1.30

March 31, 1995                               1.35
June 30, 1995                                1.35
September 30, 1995                           1.29
December 31, 1995                            1.29

March 31, 1996                               1.35
June 30, 1996                                1.45
September 30, 1996                           1.45
December 31, 1996                            1.45

March 31, 1997                               1.50
June 30, 1997                                1.50
September 30, 1997                           1.75
December 31, 1997                            1.75

March 31, 1998                               1.75

        Section 3.  CONDITIONS PRECEDENT TO EFFECTIVENESS.

        3.1. CONDITIONS PRECEDENT. This Amendment shall become effective on the date (the "Effective Date") upon which the agent shall have received executed counterparts of this Amendment from the Majority Lenders (as defined under the Term Loan Credit Agreement) and the Majority Lenders (as defined under the Revolving Credit Agreement).

        Section 4.  MISCELLANEOUS.

        4.1  REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

        (a) Except for the amendments specified above, the Credit Agreements, the Collateral Documents (as defined in each of the Credit Agreements) and each other Loan Document (as defined in each of the Credit Agreements) shall remain and continue to be in full force and effect in accordance with their respective terms, and the Credit Agreement and each Collateral Document is hereby ratified, confirmed and acknowledged by each party thereto.

        (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Borrower, Lender, Agent or the Company under the Credit Agreements or the Loan Documents nor constitute an amendment or waiver of any provision of



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any of the Collateral Documents or any of the other Loan Documents.

        4.2 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        4.3 Section Titles. The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        4.4 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        WAXMAN USA INC.


                                        By:___________________________________
                                           Title:

                                        Borrowers

                                        BARNETT INC.

                                        By:___________________________________
                                           Title:

                                        WOC INC.

                                        By:__________________________________
                                           Title:

                                        WAXMAN CONSUMER PRODUCTS GROUP INC.


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                                   By:__________________________________
                                      Title:



































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                                        Agent

                                        CITIBANK, N.A.
                                          as Term Loan Agent

                                        By:_______________________________
                                           Title: Vice-President

                                        CITIBANK, N.A.
                                          as Revolving Credit Agent

                                        By:_______________________________
                                           Title: Vice-President


                                        Lenders

                                        CITIBANK, N.A., as Term Loan Lender

                                        By:________________________________
                                           Title: Vice-President

                                        CITICORP USA, INC., as Revolving
                                        Credit Lender

                                        By:________________________________
                                           Title: Vice-President

                                        HELLER FINANCIAL, INC., as Term
                                        Loan Lender and Revolving Credit
                                        Lender

                                        By:________________________________
                                           Title:


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                                        SANWA BUSINESS CREDIT CORPORATION,
                                        as Revolving Credit Lender

                                        By:_______________________________
                                           Title:


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